Exhibit 10.4

FORM OF

RESTRICTED INCENTIVE UNIT AGREEMENT

THIS RESTRICTED INCENTIVE UNIT AGREEMENT (this “Agreement”) is entered into by and between EnLink Midstream, LLC, a Delaware limited liability company (the “Company”), and                        (“Participant”) as of the Grant Date.

WITNESSETH:

WHEREAS, the EnLink Midstream, LLC 2014 Long-Term Incentive Plan was adopted by the Company, effective February 5, 2014 (the “Plan”), for the benefit of certain employees and consultants of the Company or its Affiliates (as defined in the Plan), and non-employee directors of EnLink Midstream Manager, LLC, the managing member of the Company; and

WHEREAS, the Committee (as defined in the Plan) is responsible for granting Awards (as defined in the Plan) pursuant to the Plan; and

WHEREAS, Participant is eligible to participate in the Plan and the Committee has authorized the grant to Participant of the “Subject Award” (as defined in Section 2 of this Agreement) of Restricted Incentive Units, containing certain restrictions, pursuant to the Plan and upon the terms set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Company and Participant hereby agree as follows:

1.                                      Definitions.  Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Plan.

“Good Reason” means any of the following, without Participant’s consent: (i) a material reduction in Participant’s base annual salary; (ii) a material adverse change in Participant’s authority, duties or responsibilities; or (iii) the Company requires Participant to move his or her principal place of employment to a location that is 30 or more miles from his or her current place of employment and the new location is farther from his or her primary residence.  From and after the occurrence of a Change of Control that occurs following the date hereof, Good Reason shall also include any material breach of this Agreement by the Company (or any successor thereof, as applicable).  For purposes of this definition, no act or failure to act on the Company’s part shall be considered a “Good Reason” unless (x) Participant has given the Company written notice of such act or failure to act within 30 days thereof, (y) the Company fails to remedy such act or failure to act within 30 days of its receipt of such notice, and (z) Participant terminates his or her employment with the Company within 60 days following the Company’s receipt of written notice.

“Grant Date” means                             .

“Prorated Amount” means a number equal to the total number of outstanding Restricted Incentive Units granted hereunder multiplied by a fraction (i) the numerator of which is the number of days that elapse from the Vesting Commencement Date to the date of the Qualifying Termination and (ii) the denominator of which is the full number of days beginning on the Vesting Commencement Date and ending at [•].(1)

(1)  Awards made under this Form of Restricted Incentive Unit Agreement may (1) be subject to a time-based “cliff vesting” Restriction Period (e.g., a one-year Restriction Period, a two-year Restriction Period or a three-year Restriction Period),

(2) immediately vest or (3) be subject to a graded vesting schedule such that a specified percentage of Restricted Incentive Units vest over a specified period of time. Accordingly, the “Prorated Amount” is determined on the basis of the duration of the Restriction Period and the associated vesting schedule.

“Qualifying Termination” means Participant’s employment or service with the Company or its Affiliates is terminated due to (i) Participant’s retirement with the approval of the Chief Executive Officer of EnLink Midstream Manager, LLC on or after reaching age 60, (ii) an involuntary termination of Participant by the Company for reasons other than Cause, or (iii) a termination by Participant for Good Reason.

“Vesting Commencement Date” means                               .

2.                                      Restricted Incentive Unit Award.  On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth, the Company hereby grants to Participant, and Participant hereby accepts, an award of                    Restricted Incentive Units (the “Subject Award”).  The Restricted Incentive Units granted hereunder shall be evidenced by the Committee in a book entry or in such other manner as the Committee may determine.

3.                                      Vesting/Forfeiture.

(a)                                 The Restricted Incentive Units shall be subject to a Restriction Period that shall commence on the Grant Date and terminate [•],(2) if Participant is in the continuous service of the Company or its Affiliates until such vesting date(s).

(b)                                 The Restricted Incentive Units shall be forfeited to the Company at no cost to the Company if Participant’s employment or service with the Company or its Affiliates terminates prior to the termination of the Restriction Period applicable to such Restricted Incentive Units; provided, however:

(i)                                     if a Qualifying Termination occurs during the Restriction Period and prior to the occurrence of a Change of Control that occurs following the date hereof, a Prorated Amount of the Restricted Incentive Units shall become fully vested and the Restriction Period shall terminate; (3)

(ii)                                  if a Qualifying Termination occurs during the Restriction Period and on or after the occurrence of a Change of Control that occurs following the date hereof, the Restricted Incentive Units shall become fully vested and the Restriction Period shall terminate; or

(iii)                               if, during the Restriction Period, Participant dies or he or she becomes disabled and qualified to receive benefits under the Company’s long-term disability plan, the Restricted Incentive Units shall become fully vested and the Restriction Period shall terminate.

Notwithstanding the foregoing, to the extent the Subject Award is subject to Section 409A, in no event shall any Units be delivered when Participant becomes disabled and qualified to receive benefits under the Company’s long-term disability plan unless Participant incurs a “disability” within the meaning of Treas. Reg. Section 1.409A-3(i)(4).

(2)  See footnote one for information regarding the Restriction Periods and the associated vesting schedule.

(3)  For awards subject to a graded vesting schedule, this clause is modified to reduce the Prorated Amount by the number of Restricted Incentive Units that became vested prior to such Qualifying Termination.

Notwithstanding anything herein to the contrary, if, at the time of a Participant’s termination of employment or service with the Company or its Affiliates, such Participant is a “specified employee” (as defined in Section 409A of the Code), and the deferral of the commencement of any amount of the payments or benefits otherwise payable pursuant to the Plan is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then, to the extent permitted by Section 409A of the Code, such payments or benefits hereunder (without any reduction in the payments or benefits ultimately paid or provided to Participant) will be deferred until the earlier to occur of (i) Participant’s death or (ii) the first business day that is six (6) months following Participant’s termination of employment or service with the Company or its Affiliates, provided that amounts which qualify for the separation pay plan exemption under Treasury Regulation §1.409A-1(b)(9)(v)(D) and do not exceed the limits set forth in Section 402(g)(1)(B) of the Code in the year of such termination shall be payable immediately upon termination.  Any payments or benefits deferred due to the requirements of this paragraph will be paid in a lump sum (without interest) to Participant on the earliest to occur of (i) or (ii) in the immediately preceding sentence.

(c)                                  Upon the termination of the Restriction Period applicable to the Restricted Incentive Units granted hereunder, the restrictions applicable to such Restricted Incentive Units that have not been forfeited shall terminate and such unforfeited Restricted Incentive Units shall be vested for purposes of this Agreement.  As soon as practicable thereafter, Units representing the number of Restricted Incentive Units with respect to which the restrictions have terminated shall be delivered, free of all such restrictions, to Participant or Participant’s beneficiary or estate, as the case may be, it being understood that the entry on the transfer agent’s books or the delivery of the certificate(s) with respect to such Units shall constitute delivery of such Units for purposes of this Agreement.  Notwithstanding anything contained herein to the contrary, in no event shall such Units be delivered to Participant later than (i) the end of the calendar year in which vesting occurs, or, if later, (ii) the 15th day of the third calendar month following the date on which vesting occurs.

(d)                                 Notwithstanding anything contained herein to the contrary, the Committee shall have the right to cancel all or any portion of any outstanding restrictions prior to the termination of such restrictions with respect to any or all of the Restricted Incentive Units on such terms and conditions as the Committee may, in writing, deem appropriate.

(e)                                  Notwithstanding anything contained herein to the contrary, in no event shall Participant have any right to vote any, or to exercise any other rights, powers and privileges of a holder of the Units with respect to such Restricted Incentive Units until such time that (i) the Restriction Period applicable to such Restricted Incentive Units or a portion thereof shall have expired (and all other conditions to payment with respect thereto have been fulfilled), (ii) such Restricted Incentive Units are converted into the right to receive Units, and (iii) such Units are delivered to Participant.

4.                                      Distribution Equivalent Payment Rights.  Subject to the following, the Subject Award granted hereunder includes a tandem award of Distribution Equivalent Rights with respect to each Restricted Incentive Unit that shall entitle Participant to receive cash payments equal to the cash distributions made by the Company (on a per Unit basis) in respect of its outstanding Units generally (“General Distributions”); provided that no such cash payments (“Distribution Equivalent Payments”) shall be payable to or on behalf of Participant with respect to record dates before the Grant Date, or with respect to any record date (or date of a General Distribution) occurring after the Grant Date to the extent Participant has forfeited the Restricted Incentive Units pursuant to the terms of this Agreement or the Plan; provided further that, in no event shall such Distribution Equivalent Payments be paid to Participant later than (i) the end of the calendar year in which a General Distribution occurs, or, if later, (ii) the 15th day of the third calendar month following the date on which such General Distribution occurs.  The rights to receive Distribution Equivalent Payments described in this Section 4 shall expire on the earlier of (x) the date on which the Restricted Incentive Units are forfeited or (y) the termination of the Restriction Period, it being understood that for Restricted Incentive Units that are not forfeited, the right to receive Distribution Equivalent Payments based on record dates prior to termination of the Restriction Period shall not expire.

5.                                      Taxes.

(a)                                 REPRESENTATION.  PARTICIPANT REPRESENTS THAT PARTICIPANT IS NOT RELYING ON THE COMPANY OR ITS AFFILIATES FOR ANY TAX ADVICE IN CONNECTION WITH THE RESTRICTED INCENTIVE UNITS AND THAT PARTICIPANT HAS BEEN, OR IS OTHERWISE HEREBY, ADVISED TO CONSULT WITH ITS OWN TAX ADVISOR WITH RESPECT TO THE AWARD OF RESTRICTED INCENTIVE UNITS UNDER THIS AGREEMENT.

(b)                                 Withholding Matters.

(i)  Participant shall pay to the Company or its Affiliates, or make arrangements satisfactory to the Company or its Affiliates regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to (x) Distribution Equivalent Payments described in Section 4 of this Agreement that are received due to the grant of the Restricted Incentive Units hereunder, and (y) the termination of restrictions with respect to the Restricted Incentive Units (in which case arrangements will be made no later than the date of the termination of the restrictions).

(ii)  Participant shall, to the extent permitted by law, have the right to deliver to the Company or its Affiliates Units to which Participant shall be entitled upon the vesting of the Restricted Incentive Units (or other unrestricted Units owned by Participant) or to deliver to the Company or its Affiliates Units that Participant has previously acquired, in each case valued at the Fair Market Value of such Units at the time of such delivery to the Company or its Affiliates, to satisfy the obligation of Participant under Section 5(b)(i) of this Agreement; provided, however, that in no event shall the Fair Market Value of such Units exceed the minimum statutory withholding requirements.

(iii)  Any provision of this Agreement to the contrary notwithstanding, if Participant does not otherwise satisfy the obligation of Participant under Section 5(b)(i) of this Agreement, then the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due from the Company or its Affiliates to or with respect to Participant, whether or not pursuant to this Agreement or the Plan and regardless of the form of payment, any federal, state or local taxes of any kind required by law to be withheld with respect to any Distribution Equivalent Payments or Restricted Incentive Units with respect to which the restrictions set forth herein have terminated.

6.                                      Non-Assignability.  The Subject Award is not assignable or transferable by Participant, and, unless and until Units with respect to Restricted Incentive Units are delivered to Participant upon vesting, such Restricted Incentive Units shall not be assigned, alienated, pledged, attached sold or otherwise transferred or encumbered by Participant in any manner.

7.                                      Legend.  In the event any Units are delivered to Participant in connection with the vesting of any of the Restricted Incentive Units granted hereunder, the Committee, in its discretion, may cause the certificate(s) representing such Units to bear an appropriate legend referring to any conditions and/or restrictions with respect to such Units.

8.                                      Entirety and Modification.  This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, between such parties relating to such subject matter.  Subject to Section 15.2 of the Plan, no modification, alteration, amendment or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

9.                                      Severability.  If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible, and such provision shall be deemed inoperative to the extent it is unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

10.                               Gender.  Words used in this Agreement which refer to Participant and denote the male gender shall also be deemed to include the female gender or the neuter gender when appropriate.

11.                               Employment or Service.  Nothing in this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or its Affiliates, nor shall this Agreement interfere in any manner with the right of the Company or its Affiliates to terminate the employment or service of Participant with or without Cause at any time.

12.                               Incorporation of Plan Provisions.  This Agreement is made pursuant to the Plan and is subject to all of the terms and provisions of the Plan as if the same were fully set forth herein.  In the event that any provision of this Agreement conflicts with the Plan, the provisions of the Plan shall control.  Participant acknowledges receipt of a copy of the Plan and agrees that all decisions under and interpretations of the Plan by the Committee shall be final, binding and conclusive upon Participant.

13.                               Headings.  The headings of the various sections and subsections of this Agreement have been inserted for convenient reference only and shall not be construed to enlarge, diminish or otherwise change the express provisions hereof.

14.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law).

15.                               Counterparts.  This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

ENLINK MIDSTREAM, LLC
By: EnLink Midstream Manager, LLC

Barry E. Davis
President and Chief Executive Officer

PARTICIPANT:

Name:

YOU MUST ACCEPT THIS GRANT AND THE TERMS OF THIS AGREEMENT IN ORDER TO RECEIVE IT. TO ACCEPT THIS GRANT, COMPLETE THE GRANT ACCEPTANCE PROCESS AT THE WEBSITE OF UBS: (www.ubs.com/onesource/ENLC)